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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                              INCORPORATION OR ORGANIZATION
------------------                              -----------------------------
Tekex Limited                                   U.S. Virgin Islands
Tekelec Limited                                 United Kingdom
IEX Corporation                                 Nevada
Tekelec France                                  France
Tekelec Canada Inc.                             Canada
Tekelec Germany GmbH                            Germany
Tekelec Italy srl                               Italy
Tekelec do Brasil Ltda.                         Brazil
Tekelec Singapore Pte. Ltd.                     Singapore

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* The subsidiaries of the Registrant do not do business under any name other than as listed above